Exhibit 99.2

First Quarter 2018

Earnings Conference Call

April 13, 2018

Cautionary Statement Regarding Forward-Looking and Non-GAAP Financial Information

Our earnings conference call presentation is not intended as a full business or financial review and should be viewed in the context of all of the information made available by PNC in its SEC filings and on its corporate website.

The presentation contains forward-looking statements regarding our outlook for earnings, revenues, expenses, capital and liquidity levels and ratios, asset levels, asset quality, financial position, and other matters regarding or affecting PNC and its future business and operations. Forward-looking statements are necessarily subject to numerous assumptions, risks and uncertainties, which change over time. The forward-looking statements in this presentation are qualified by the factors affecting forward-looking statements identified in the more detailed Cautionary Statement included in the Appendix. We provide greater detail regarding these as well as other factors in our 2017 Form 10-K and in our subsequent SEC filings. Our forward-looking statements may also be subject to other risks and uncertainties, including those we may discuss in this presentation or in our SEC filings. Future events or circumstances may change our outlook and may also affect the nature of the assumptions, risks and uncertainties to which our forward-looking statements are subject. Forward-looking statements in this presentation speak only as of the date of this presentation. We do not assume any duty and do not undertake to update those statements. Actual results or future events could differ, possibly materially, from those anticipated in forward-looking statements, as well as from historical performance.

We include non-GAAP financial information in this presentation. Non-GAAP financial information includes financial metrics that have been adjusted for the impact of new federal tax legislation and other significant items as well as fee income, tangible book value, pretax, pre-provision earnings and return on tangible common equity. Reconciliations for such financial information may be found in our presentation, in these slides, including the Appendix, in other materials on our corporate website, and in our SEC filings. This information supplements our results as reported in accordance with GAAP and should not be viewed in isolation from, or as a substitute for, our GAAP results. We believe that this information and the related reconciliations may be useful to investors, analysts, regulators and others to help understand and evaluate our financial results, and with respect to the adjusted metrics, because we believe they better reflect the ongoing financial results and trends of our businesses and increase comparability of period-to-period results. We may also use annualized, pro forma, estimated or third party numbers for illustrative or comparative purposes only. These may not reflect actual results.

References to our corporate website are to www.pnc.com under "About Us – Investor Relations." Our SEC filings are available both on our corporate website and on the SEC's website at www.sec.gov. We include web addresses here as inactive textual references only. Information on these websites is not part of this presentation.

First Quarter 2018 Highlights

PNC

- Delivered strong quarterly results

  Compared to 1Q17:

  - Higher net interest income and fee income
  - Net interest margin expansion
  - Grew loans and deposits
  - Continued to control expenses
  - Stable credit quality
  - Maintained strong capital returns
  - Benefited from a lower tax rate

- Continue to invest in our strategic priorities to expand our franchise, deepen customer relationships and leverage technology to create long-term shareholder value

Net Income

$1.2 billion

Diluted Earnings Per Share

$2.43

Return on Average Assets

1.34%

Return on Common Equity

11.04%

– Fee income (Non-GAAP) – Refers to noninterest income in the following categories: asset management, consumer services, corporate services, residential mortgage and service charges on deposits.

Balance Sheet: **Well-Positioned**

PNC

Average balances, $ billions	1Q18	Change vs. 4Q17	Change vs. 1Q17	Highlights
Total loans	**$221.1**	-	$8.8	▪ Stable linked quarter, growth in consumer loans was offset by a decline in commercial loans ▪ 4% year-over-year growth
Investment securities	**$74.6**	$0.4	$(1.6)	▪ Reclassification of $0.6 billion of equity securities to equity investments in 1Q18
Federal Reserve Bank balances	**$25.4**	$0.1	$1.7	▪ Maintained strong liquidity position
Deposits	**$260.7**	$(0.8)	$5.7	▪ Seasonal decline in commercial deposits, partially offset by growth in consumer deposits ▪ 2% year-over-year growth
Common shareholders' equity	**$42.8**	$0.3	$1.3	▪ 96% payout ratio in 1Q18 – 4.8 million shares repurchased for $0.7 billion and dividends of $0.4 billion

	3/31/18	12/31/17	3/31/17	
Basel III common equity Tier 1 capital ratio	**9.6%**	9.8%	10.0%	▪ Maintained strong capital position
Tangible book value per common share	**$71.58**	$72.28	$67.47	▪ Linked quarter impacted by lower accumulated other comprehensive income ▪ 6% increase over 1Q17

- Payout ratio – Refers to amount used to fund common stock dividends and share repurchases as a percentage of net income attributable to diluted common shares
- Basel III common equity Tier 1 capital ratio – March 31, 2018 ratio is estimated. All ratios calculated based on the standardized approach. Prior periods presented reflect currently applicable methodology (which was previously referred to as pro forma fully phased-in Basel III common equity Tier 1 capital). See Appendix for additional information.
- Tangible book value per common share (Non-GAAP) – See Reconciliation in Appendix.

Balance Sheet: **Loans**

Loan Growth
4% Year-Over-Year Growth



$212.3
$216.4
$219.2
$221.1
$221.1
$139.8
$144.2
$146.9
$148.5
$148.2
3.67%
3.82%
3.92%
3.91%
4.09%
$72.5
$72.2
$72.3
$72.7
$72.9
1Q17
2Q17
3Q17
4Q17
1Q18
Average balances, $ billions
Consumer
Commercial
Total Loan Yield

Highlights

- Average commercial lending
  - Linked quarter growth in corporate banking, equipment finance, and business credit was offset by $1.5 billion decline in multifamily warehouse financing
  - 6% year-over-year increase due to broad based loan growth
- Spot loans increased $1.2 billion linked quarter, primarily reflecting growth in commercial loans
- Average consumer lending growth linked quarter and year-over-year
  - Growth in residential mortgage, auto and credit card loans was partially offset by declines in home equity and education lending
- Loan yields increased due to rising interest rates

Balance Sheet: **Deposits**

Strong Deposit Base to Fund Loan Growth
85% Average Loan to Deposit Ratio



$255
$256
$259
$261
$261
$177
$179
$181
$181
$183
0.28%
0.32%
0.37%
0.42%
0.47%
$78
$77
$79
$80
$77
Average balances, $ billions
1Q17
2Q17
3Q17
4Q17
1Q18
Noninterest-bearing
Interest-bearing
Deposit Interest Rate

Average balance, $ billions	1Q18	Change vs. 4Q17	Change vs. 1Q17
Money market	**$58.5**	$(2.4)	$(5.4)
Demand	**59.6**	2.5	2.8
Savings	**48.5**	2.6	9.4
Time deposits	**16.9**	(0.6)	(0.2)
Total interest-bearing	**183.5**	2.1	6.6
Noninterest-bearing	**77.2**	(2.9)	(0.9)
Total deposits	**$260.7**	$(0.8)	$5.7

Deposit Betas	Current Beta (Dec. 2017 to 1Q18)	Cumulative Beta (Dec. 2015 to 1Q18)	Stated Beta
Commercial	84%	64%	76%
Consumer	17%	8%	37%
Total	32%	21%	46%

- Commercial deposit betas represent C&IB interest-bearing non-maturity deposits
- Consumer deposit betas represent Retail Banking interest-bearing non-maturity deposits (personal and non-personal)
- Current Beta (Dec. 2017 to 1Q18) represents the beta from the December 2017 rate hike through 1Q18
- Cumulative Beta (Dec. 2015 to 1Q18) represents the average beta from the December 2015 rate hike through 1Q18
- Stated Beta represents PNC's long-term expectation for deposit betas based on historical rate performance and future rate expectations

Income Statement: **High Quality Results**

PNC

$ millions	1Q18	Change vs. 4Q17	Change vs. 1Q17	Highlights
Net interest income	**$2,361**	$16	$201	▪ Benefited from higher interest rates
Noninterest income	**1,750**	(165)	26	▪ Linked quarter comparison reflects seasonally lower income and impact of 4Q17 benefit from significant items
Total revenue	**4,111**	(149)	227	▪ 6% year-over-year total revenue growth
Noninterest expense	**2,527**	(534)	125	▪ 4Q17 included approximately $500 million of significant items ▪ Continued focus on expense management
Pretax, pre-provision earnings	**1,584**	385	102	
Provision	**92**	(33)	4	▪ Stable credit quality
Pretax income	**1,492**	418	98	
Income taxes	**253**	1,270	(67)	▪ Effective tax rate of approximately 17%
Net income	**$1,239**	$(852)	$165	

	1Q18	4Q17	1Q17	
Diluted EPS	**$2.43**	$4.18	$1.96	▪ 24% year-over-year growth in EPS

– Pretax, pre-provision earnings (Non-GAAP) – See Reconciliation in Appendix.

Income Statement: **Strong Revenue Trends**

Revenue
6% Year-Over-Year Total Revenue Growth



$ millions
$3,884
$2,160
$1,724
2.77%
$4,060
$2,258
$1,802
2.84%
$4,125
$2,345
$1,780
2.91%
$4,260
$2,345
$1,915
2.88%
$4,111
$2,361
$1,750
2.91%
1Q17
2Q17
3Q17
4Q17
1Q18
Noninterest Income
NII
NIM

Highlights

- Net interest income
  - Relatively flat linked quarter as higher loan yields were partially offset by higher funding costs and two fewer days in the quarter
    - 1Q18 borrowing costs were impacted by increase in 3-month LIBOR
    - 4Q17 was negatively impacted by $26 million due to tax legislation
  - 9% year-over-year growth driven by higher loan yields and balances
- Net interest margin increased 14 bps year-over-year
- Noninterest income
  - Linked quarter decline due to seasonality and impact of 4Q17 significant items
  - Year-over-year increase driven by 6% growth in fee income, partially offset by lower other noninterest income

- NII – Net interest income.
- NIM – Net interest margin.
- Fee Income (Non-GAAP) – see reconciliation in Appendix

Income Statement: **1Q18 Noninterest Income**

Diverse Sources of Noninterest Income

6% Year-Over-Year Fee Income Growth

$ millions

Corporate Services
- -6% LQ due to seasonally lower business activity
- +4% YOY reflecting growth in treasury management and leasing

Consumer Services
- -2% LQ due to seasonally lower activity
- +8% YOY driven by higher net credit card fees, brokerage and debit card activity

Asset Management, including BlackRock
- -37% LQ primarily driven by 4Q17 $254 million flow through tax benefit from equity investment in BlackRock
- +13% YOY due to higher average equity markets



Corporate Services
$429
Resi Mtg
$97
Service Charges on Deposits
$167
Other
$245
Asset Management
$455
Consumer Services
$357
1Q18 Fee Income $1.5 billion
Total
$1.8
billion

Residential Mortgage
- +234% driven by 4Q17 $71 million negative adjustment for RMSR fair value assumption updates
- -14% YOY primarily driven by lower loan sales

Service Charges on Deposits
- -9% LQ due to seasonality
- +4% YOY driven by increased customer activity

Other Noninterest Income
- +54% LQ primarily driven by impact from 4Q17 significant items
- -19% YOY reflecting lower equity investment revenue including 1Q17 positive valuation adjustment related to the Volcker Rule

- YOY – Refers to a comparative period of 1Q18 with 1Q17
- LQ – Refers to a comparative period of 1Q18 with 4Q17

Income Statement: Continued Focus on Expense Management

Disciplined Expense Management
While Investing in our Business



$ millions
$2,402
$2,479
$2,456
$3,061
$2,527
1Q17
2Q17
3Q17
4Q17
1Q18

Highlights

- Year-over-year noninterest expense increased $125 million or 5%, reflecting overall business growth and acquisitions
- Linked quarter noninterest expense declined $534 million or 17%
  - 1Q18 reflected seasonally lower expenses
  - 4Q17 included approximately $500 million of significant items
- 2018 Continuous Improvement Program
  - On track to achieve $250 million target

Credit Quality: **Remains Benign**

Nonperforming Loans


$ millions
$1,998
$1,957
$1,873
$1,865
$1,842
1Q17
2Q17
3Q17
4Q17
1Q18

Delinquencies


$ millions
$1,384
$1,326
$1,419
$1,520
$1,389
1Q17
2Q17
3Q17
4Q17
1Q18

– Accruing loans past due 30-days or more

Provision


$ millions
$88
$98
$130
$125
$92
1Q17
2Q17
3Q17
4Q17
1Q18

Net Charge-Offs


$ millions
$118
$110
$106
$123
$113
1Q17
2Q17
3Q17
4Q17
1Q18

NCO / Average Loans for 1Q18: 0.21%

– Annualized net charge-offs (NCO) to average loans for the three months ended

Outlook: Full Year 2018 Compared to Adjusted Full Year 2017

PNC

Balance Sheet	Loans	Up mid-single digits
Income Statement	Revenue	Up mid-single digits
	Noninterest expense	Up low-single digits
	Effective tax rate	Approximately 17%

Guidance is based off of adjusted 2017 results (slide 24)

- Refer to Cautionary Statement in the Appendix, including economic and other assumptions. Does not take into account impact of potential legal and regulatory contingencies.
- Loans, revenue and noninterest expense outlook represents estimated percentage change for Adjusted FY17 compared to FY18

Outlook: Second Quarter 2018 Compared to First Quarter 2018

PNC

Balance Sheet	Loans	Up modestly
Income Statement	Net interest income	Up low single-digits
	Fee income	Up mid single-digits
	Other noninterest income	$225 - $275 million
	Noninterest expense	Up low single-digits
	Loan loss provision	$100 - $150 million

- Refer to Cautionary Statement in the Appendix, including economic and other assumptions. Does not take into account impact of potential legal and regulatory contingencies.
- Net interest income, fee income and noninterest expense outlook represents estimated percentage change for 2Q18 compared to 1Q18

Appendix: Cautionary Statement Regarding Forward-Looking Information

This presentation includes "snapshot" information about PNC used by way of illustration and is not intended as a full business or financial review. It should not be viewed in isolation but rather in the context of all of the information made available by PNC in its SEC filings.

We also make statements in this presentation, and we may from time to time make other statements, regarding our outlook for earnings, revenues, expenses, tax rates, capital and liquidity levels and ratios, asset levels, asset quality, financial position, and other matters regarding or affecting PNC and its future business and operations that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are typically identified by words such as "believe," "plan," "expect," "anticipate," "see," "look," "intend," "outlook," "project," "forecast," "estimate," "goal," "will," "should" and other similar words and expressions.

Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date made. We do not assume any duty and do not undertake to update forward-looking statements. Actual results or future events could differ, possibly materially, from those anticipated in forward-looking statements, as well as from historical performance.

Our forward-looking statements are subject to the following principal risks and uncertainties.

- Our businesses, financial results and balance sheet values are affected by business and economic conditions, including the following:
  - Changes in interest rates and valuations in debt, equity and other financial markets.
  - Disruptions in the U.S. and global financial markets.
  - Actions by the Federal Reserve Board, U.S. Treasury and other government agencies, including those that impact money supply and market interest rates.
  - Changes in customer behavior due to newly enacted tax legislation, changing business and economic conditions or legislative or regulatory initiatives.
  - Changes in customers', suppliers' and other counterparties' performance and creditworthiness.
  - Slowing or reversal of the current U.S. economic expansion.
  - Commodity price volatility.

Appendix: **Cautionary Statement Regarding Forward-Looking Information**

- Our forward-looking financial statements are subject to the risk that economic and financial market conditions will be substantially different than those we are currently expecting and do not take into account potential legal and regulatory contingencies. These statements are based on our current view that U.S. economic growth will accelerate somewhat in 2018, in light of stimulus from recently passed corporate and personal income tax cuts that are expected to support business investment and consumer spending, respectively. Further gradual improvement in the labor market this year, including job gains and rising wages, is another positive for consumer spending. Other sources of growth for the U.S. economy in 2018 will be the global economic expansion and the housing market. Although inflation slowed in 2017, it should pick up as the labor market continues to tighten. Short-term interest rates and bond yields are expected to rise throughout 2018; our baseline forecast is for three increases in the federal funds rate in 2018, pushing the rate to a range of 2.00 to 2.25 percent by the end of the year. Longer-term rates are also expected to increase as the Federal Reserve slowly reduces the size of its balance sheet and the federal government borrows more, but at a slower pace than the short-term rates, so we anticipate the yield curve will flatten but not invert.
- PNC's ability to take certain capital actions, including returning capital to shareholders, is subject to review by the Federal Reserve Board as part of PNC's comprehensive capital plan for the applicable period in connection with the Federal Reserve Board's Comprehensive Capital Analysis and Review (CCAR) process and to the acceptance of such capital plan and non-objection to such capital actions by the Federal Reserve Board.
- PNC's regulatory capital ratios in the future will depend on, among other things, the company's financial performance, the scope and terms of final capital regulations then in effect (particularly those implementing the international regulatory capital framework developed by the Basel Committee on Banking Supervision (Basel Committee), and management actions affecting the composition of PNC's balance sheet. In addition, PNC's ability to determine, evaluate and forecast regulatory capital ratios, and to take actions (such as capital distributions) based on actual or forecasted capital ratios, will be dependent at least in part on the development, validation and regulatory approval of related models.
- Legal and regulatory developments could have an impact on our ability to operate our businesses, financial condition, results of operations, competitive position, reputation, or pursuit of attractive acquisition opportunities. Reputational impacts could affect matters such as business generation and retention, liquidity, funding, and ability to attract and retain management. These developments could include:
  - Changes resulting from legislative and regulatory reforms, including changes affecting oversight of the financial services industry, consumer protection, pension, bankruptcy and other industry aspects, and changes in accounting policies and principles.
  - Changes to regulations governing bank capital and liquidity standards, including due to the Dodd-Frank Act and initiatives of the Basel Committee.
  - Unfavorable resolution of legal proceedings or other claims and regulatory and other governmental investigations or other inquiries. These matters may result in monetary judgments or settlements or other remedies, including fines, penalties, restitution or alterations in our business practices, and in additional expenses and collateral costs, and may cause reputational harm to PNC.
  - Results of the regulatory examination and supervision process, including our failure to satisfy requirements of agreements with governmental agencies.
  - Impact on business and operating results of any costs associated with obtaining rights in intellectual property claimed by others and of adequacy of our intellectual property protection in general.

Appendix: Cautionary Statement Regarding Forward-Looking Information

- Business and operating results are affected by our ability to identify and effectively manage risks inherent in our businesses, including, where appropriate, through effective use of systems and controls, third-party insurance, derivatives, and capital management techniques, and to meet evolving regulatory capital and liquidity standards.
- Business and operating results also include impacts relating to our equity interest in BlackRock, Inc. and rely to a significant extent on information provided to us by BlackRock. Risks and uncertainties that could affect BlackRock are discussed in more detail by BlackRock in its SEC filings.
- We grow our business in part through acquisitions. Acquisition risks and uncertainties include those presented by the nature of the business acquired, including in some cases those associated with our entry into new businesses or new geographic or other markets and risks resulting from our inexperience in those new areas, as well as risks and uncertainties related to the acquisition transactions themselves, regulatory issues, and the integration of the acquired businesses into PNC after closing.
- Competition can have an impact on customer acquisition, growth and retention and on credit spreads and product pricing, which can affect market share, deposits and revenues. Our ability to anticipate and respond to technological changes can also impact our ability to respond to customer needs and meet competitive demands.
- Business and operating results can also be affected by widespread natural and other disasters, pandemics, dislocations, terrorist activities, system failures, security breaches, cyberattacks or international hostilities through impacts on the economy and financial markets generally or on us or our counterparties specifically.

We provide greater detail regarding these as well as other factors in our 2017 Form 10-K, including in the Risk Factors and Risk Management sections and the Legal Proceedings and Commitments Notes of the Notes To Consolidated Financial Statements in that report, and in our subsequent SEC filings. Our forward-looking statements may also be subject to other risks and uncertainties, including those we may discuss elsewhere in this presentation or in our SEC filings, accessible on the SEC's website at www.sec.gov and on our corporate website at www.pnc.com/secfilings. We have included these web addresses as inactive textual references only. Information on these websites is not part of this document.

Any annualized, pro forma, estimated, third party or consensus numbers in this presentation are used for illustrative or comparative purposes only and may not reflect actual results. Any consensus earnings estimates are calculated based on the earnings projections made by analysts who cover that company. The analysts' opinions, estimates or forecasts (and therefore the consensus earnings estimates) are theirs alone, are not those of PNC or its management, and may not reflect PNC's or other company's actual or anticipated results.

Appendix: **Basel III Regulatory Capital Ratios**

PNC

Because PNC remains in the parallel run qualification phase for the advanced approaches, PNC's regulatory risk-based capital ratios in 2018 and 2017 are calculated using the standardized approach for determining risk-weighted assets. Under the standardized approach for determining credit risk-weighted assets, exposures are generally assigned a pre-defined risk weight. Exposures to high volatility commercial real estate, past due exposures and equity exposures are generally subject to higher risk weights than other types of exposures. We refer to the capital ratios calculated using the phased-in Basel III provisions in effect for 2017 and, for the risk-based ratios, standardized approach risk-weighted assets, as the 2017 Transitional Basel III ratios. All current period capital ratios are calculated using the regulatory capital methodology applicable to us during 2018.

We provide information below regarding PNC's estimated Basel III March 31, 2018 and pro forma Fully Phased-In Basel III December 31, 2017 and March 31, 2017 common equity Tier 1 ratios and PNC's actual December 31, 2017 and March 31, 2017 Transitional Basel III common equity Tier 1 ratios. Under the Basel III rules applicable to PNC, significant common stock investments in unconsolidated financial institutions (primarily BlackRock), mortgage servicing rights and deferred tax assets must be deducted from capital (subject to a phase-in schedule that ended December 31, 2017 and net of associated deferred tax liabilities) to the extent they individually exceed 10%, or in the aggregate exceed 15%, of the institution's adjusted common equity Tier 1 capital. Also, Basel III regulatory capital includes (subject to a phase-in schedule that ended December 31, 2017) accumulated other comprehensive income related to securities currently and previously held as available for sale, as well as pension and other postretirement plans.

Appendix: **Basel III Regulatory Capital Ratios**

PNC

Basel III Common Equity Tier 1 Capital Ratios

$ in millions	Basel III [a] Mar. 31, 2018 (estimated)	Fully Phased-In Basel III (Non-GAAP) [b] Dec. 31, 2017	Mar. 31, 2017	2017 Transitional Basel III Dec. 31, 2017	Mar. 31, 2017
Common stock, related surplus, and retained earnings, net of treasury stock	$43,683	$43,676	$42,053	$43,676	$42,053
Less regulatory capital adjustments:					
Goodwill and disallowed intangibles, net of deferred tax liabilities	(9,343)	(9,307)	(9,052)	(9,243)	(9,007)
Basel III total threshold deductions	(3,284)	(2,928)	(1,585)	(1,983)	(1,064)
Accumulated other comprehensive income [c]	(645)	(207)	(369)	(166)	(295)
All other adjustments	(120)	(141)	(180)	(138)	(183)
Basel III Common equity Tier 1 capital	$30,291	$31,093	$30,867	$32,146	$31,504
Basel III standardized approach risk-weighted assets [d]	315,711	316,120	308,392	309,460	300,233
Basel III advanced approaches risk-weighted assets [e]	281,322	285,226	278,938	N/A	N/A
Basel III Common equity Tier 1 capital ratio	9.6%	9.8%	10.0%	10.4%	10.5%
Risk-weight and associated rules utilized	Standardized	Standardized		Standardized (with 2017 transition adjustment)	

[a] All current period results are calculated using the regulatory capital methodology applicable to us during 2018. Basel III common equity Tier 1 capital ratio as of March 31, 2018 reflects full phase-in of all Basel III adjustments to this metric applicable to PNC.

[b] 2017 Fully Phased-In Basel III results are presented as Pro forma estimates.

[c] Represents net adjustments related to accumulated other comprehensive income for securities currently and previously held as available for sale, as well as pension and other postretirement plans.

[d] Basel III standardized approach risk-weighted assets are based on the Basel III standardized approach rules and include credit and market risk-weighted assets.

[e] Basel III advanced approaches risk-weighted assets are based on the Basel III advanced approaches rules, and include credit, market and operational risk-weighted assets. During the parallel run qualification phase, PNC has refined the data, models and internal processes used as part of the advanced approaches for determining risk-weighted assets. We anticipate additional refinements through the parallel run qualification phase.

Our Basel III capital ratios may be impacted by additional regulatory guidance or analysis, and, in the case of those ratios calculated using the advanced approaches, may be subject to variability based on the ongoing evolution, validation and regulatory approval of PNC's models that are integral to the calculation of advanced approaches risk-weighted assets as PNC moves through the parallel run approval process.

Appendix: **Non-GAAP to GAAP Reconciliation**

PNC

Fee Income (Non-GAAP)

	For the three months ended			% Change	
$ in millions	**1Q18**	**4Q17**	**1Q17**	**1Q18 vs. 4Q17**	**1Q18 vs. 1Q17**
Asset management	$455	$720	$403	(37%)	13%
Consumer services	357	366	332	(2%)	8%
Corporate services	429	458	414	(6%)	4%
Residential mortgage	97	29	113	234%	(14%)
Service charges on deposits	167	183	161	(9%)	4%
Total fee income	$1,505	$1,756	$1,423	(14%)	6%
Other, including net securities gains	245	159	301	54%	(19%)
Total noninterest income, as reported	$1,750	$1,915	$1,724	(9%)	2%

Appendix: **Non-GAAP to GAAP Reconciliation**

PNC

Tangible Book Value per Common Share (Non-GAAP)

$ in millions, except per share data	Mar. 31 2018	Dec. 31 2017	Sep. 30, 2017	Jun. 30, 2017	Mar. 31, 2017	% Change 3/31/18 vs. 12/31/17	% Change 3/31/18 vs. 3/31/17
Book value per common share	$91.39	$91.94	$89.05	$87.78	$86.14	-1%	6%
Tangible book value per common share							
Common shareholders' equity	$42,983	$43,530	$42,406	$42,103	$41,774		
Goodwill and Other intangible assets	(9,533)	(9,498)	(9,503)	(9,527)	(9,356)		
Deferred tax liabilities on Goodwill and Other intangible assets	192	191	301	302	303		
Tangible common shareholders' equity	$33,642	$34,223	$33,204	$32,878	$32,721		
Period-end common shares outstanding (in millions)	470	473	476	480	485		
Tangible book value per common share (Non-GAAP)	$71.58	$72.28	$69.72	$68.55	$67.47	-1%	6%

Tangible book value per common share is a non-GAAP measure and is calculated based on tangible common shareholders' equity divided by period-end common shares outstanding. We believe this non-GAAP measure serves as a useful tool to help evaluate the strength and discipline of a company's capital management strategies and as an additional, conservative measure of total company value.

Appendix: **Non-GAAP to GAAP Reconciliation**

PNC

Pretax Pre-Provision Earnings (Non-GAAP)

	For the three months ended			% Change	
$ in millions	**1Q18**	**4Q17**	**1Q17**	**1Q18 vs. 4Q17**	**1Q18 vs. 1Q17**
Net interest income	$2,361	$2,345	$2,160	1%	9%
Noninterest income	1,750	1,915	1,724	(9%)	2%
Total revenue	$4,111	$4,260	$3,884	(3%)	6%
Noninterest expense	2,527	3,061	2,402	(17%)	5%
Pretax pre-provision earnings	$1,584	$1,199	$1,482	32%	7%
Net income	$1,239	$2,091	$1,074	(41%)	15%

We believe that pretax, pre-provision earnings, a non-GAAP financial measure, is useful as a tool to help evaluate the ability to provide for credit costs through operations.

Appendix: **Non-GAAP to GAAP Reconciliation**

PNC

Return on Tangible Common Equity

$ in millions	For the three months ended Mar. 31, 2018	Dec. 31 2017	Sep. 30, 2017	Jun. 30, 2017	Mar. 31, 2017
Return on average common shareholders' equity	11.04%	18.90%	9.89%	9.88%	9.50%
Average common shareholders' equity	$42,806	$42,452	$42,117	$41,827	$41,532
Average Goodwill and Other intangible assets	(9,512)	(9,489)	(9,513)	(9,526)	(9,364)
Average deferred tax liabilities on Goodwill and Other intangible assets	192	246	302	303	304
Average tangible common equity	$33,486	$33,209	$32,906	$32,604	$32,472
Net income attributable to common shareholders	$ 1,165	$ 2,023	$ 1,050	$ 1,030	$ 973
Net income attributable to common shareholders, if annualized	$ 4,725	$ 8,026	$ 4,165	$ 4,131	$ 3,946
Return on average tangible common equity	14.11%	24.17%	12.66%	12.67%	12.15%

Return on average tangible common equity is a non-GAAP measure and is calculated based on annualized net income attributable to common shareholders divided by tangible common equity. We believe that return on average tangible common equity is useful as a tool to help measure and assess a company's use of common equity.

Appendix: **Other Noninterest Income**

Net Visa Activity

$ in millions	Mar. 31, 2018	Dec. 31, 2017	Sep. 30, 2017	Jun. 30, 2017	Mar. 31, 2017
	For the three months ended				
Gains on Visa Sales	$ -	$ -	$ -	$ -	$ -
Derivative Fair Value Adjustments [a]	(2)	(248)	(12)	(4)	(16)
Net Visa Activity	$ (2)	$ (248)	$ (12)	$ (4)	$ (16)

[a] Visa sales gains were reduced by derivative fair value adjustments related to swap agreements with purchasers of Visa Class B common shares in connection with all prior sales.; 4Q17 Visa derivative fair value adjustments were primarily driven by changes in anticipated timing of litigation resolution.

Appendix: 2017 Impact of Tax Legislation and Significant Items

2017 Adjustments for Tax Legislation and Significant Items

		Tax Legislation	Significant Items								
	2017 Reported (GAAP)	Total Tax Legislation	Flow Through impact of BlackRock	RMSR Fair Value Adjustment	Visa Fair Value Derivative Adjustment	PNC Foundation Contribution	Real Estate Dispositions and Exits	Employee Pension Credits & Cash	Tax Effect	Total Significant Items	2017 Adjusted (Non-GAAP)
Net interest income	$ 9,108	$ 26								$ -	$ 9,134
Noninterest income											
Asset management	1,942	-	(254)							(254)	1,688
Consumer services	1,415	-								-	1,415
Corporate services	1,742	-								-	1,742
Residential mortgage	350	-		71						71	421
Service charges on deposits	695	-								-	695
Fee Income	6,144	-								(183)	5,961
Other noninterest income	1,077	-			248	(119)				129	1,206
Total noninterest income	7,221	-								(54)	7,167
Total revenue	16,329	26								(54)	16,301
Noninterest expense											
Personnel	5,268	-						(105)		(105)	5,163
Occupancy	868	-					(29)			(29)	839
Equipment	1,065	-								-	1,065
Marketing	244	-								-	244
Other	2,953	-				(200)	(168)			(368)	2,585
Noninterest expense	10,398	-								(502)	9,896
Pre-tax, pre-provision earnings	5,931	26								448	6,405
Provision	441	-								-	441
Pre-tax income	5,490	26								448	5,964
Income taxes	102	1,155							230	230	1,487
Net income	$ 5,388	$ (1,129)								$ 218	$ 4,477

Appendix: **4Q17 Impact of Tax Legislation and Significant Items**

PNC

4Q17 Adjustments for Tax Legislation and Significant Items

		Tax Legislation	Significant Items								
	4Q17 Reported (GAAP)	Total Tax Legislation	Flow Through impact of BlackRock	RMSR Fair Value Adjustment	Visa Fair Value Derivative Adjustment	PNC Foundation Contribution	Real Estate Dispositions and Exits	Employee Pension Credits & Cash	Tax Effect	Total Significant Items	4Q17 Adjusted (Non-GAAP)
Net interest income	$ 2,345	$ 26								$ -	$ 2,371
Noninterest income											
Asset management	720	-	(254)							(254)	466
Consumer services	366	-								-	366
Corporate services	458	-								-	458
Residential mortgage	29	-		71						71	100
Service charges on deposits	183	-								-	183
Fee Income	1,756	-								(183)	1,573
Other noninterest income	159	-			248	(119)				129	288
Total noninterest income	1,915	-								(54)	1,861
Total revenue	4,260	26								(54)	4,232
Noninterest expense											
Personnel	1,449	-						(105)		(105)	1,344
Occupancy	240	-					(29)			(29)	211
Equipment	274	-								-	274
Marketing	60	-								-	60
Other	1,038	-				(200)	(168)			(368)	670
Noninterest expense	3,061	-								(502)	2,559
Pre-tax, pre-provision earnings	1,199	26								448	1,673
Provision	125	-								-	125
Pre-tax income	1,074	26								448	1,548
Income taxes	(1,017)	1,155							230	230	368
Net income	$ 2,091	$ (1,129)								$ 218	$ 1,180